SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 22


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        628
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        127
       Class C                                                        180
       Institutional Class                                             75


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $9.02
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      $8.95
       Class C                                                      $8.94
       Institutional Class                                          $9.04